Exhibit 99.1

FOR IMMEDIATE RELEASE

Medifast Contact:

Tonja Paylor, Medifast, (443) 379-5012, Tonja.Paylor@choosemedifast.com

Investor Contact:

Katie Turner, ICR, Inc., (646) 277-1228, Katie.Turner@icrinc.com

Medifast, Inc. Announces Appointment of Direct Selling Industry Veteran

Daniel R. Chard as Chief Executive Officer

Michael MacDonald Continues as Executive Chairman of the Board of Directors

Medifast Expects to Meet or Exceed Third Quarter Guidance

OWINGS MILLS, MD., October 3, 2016 – Medifast, Inc.® (NYSE: MED), a leading United States manufacturer and provider of clinically proven weight-loss and healthy living products and programs, today announced that Daniel (“Dan”) R. Chard has been appointed as Chief Executive Officer and as a member of Medifast’s Board of Directors, effective today, bringing the size of the board to 10 members. Mr. Chard succeeds Michael MacDonald, who will stay with Medifast in the role of Executive Chairman of the Board. Mr. Chard was selected by a search committee led by Mr. MacDonald and Medifast Independent Director, Glenn Welling, and his appointment as CEO was unanimously approved by the Company’s Board of Directors. The Company also announced today that it expects to meet or exceed third quarter guidance for revenue from continuing operations in the range of approximately $64.0 million to $67.0 million and earnings per diluted share from continuing operations in the range of $0.43 to $0.46 per diluted share.

"This is a time of exciting transition for Medifast as we further enhance the strength of our executive team with the appointment of Dan as CEO. We are fortunate to gain a seasoned executive in Dan, who possesses extensive direct selling industry experience growing Nu Skin Enterprises, Inc. as well as at PartyLite, an affiliate of a portfolio company of The Carlyle Group. This, along with a strong background in consumer products, makes him ideally suited to help us take our business to the next level and accelerate our growth. Dan’s unique combination of leadership skills across operational, international, and marketing roles will be a tremendous asset to our team as we build upon the success of Take Shape For Life® and further optimize our unique multi-channel distribution model. We have made tremendous progress advancing our strategic objectives and creating value for our stockholders. With our financial performance, balance sheet position, executive talent, and momentum in Take Shape For Life with the recent OPTAVIA™ lifestyle brand and product line introduction, Medifast is in the strongest position in our Company’s history,” said MacDonald. “My passion for this business, our partners, Health Coaches, franchisees, customers, and employees remains as strong as ever, and I look forward to working closely with Dan and the rest of the management team in growing the Company’s business."

Mr. Chard joins Medifast with over 25 years of direct selling and consumer products experience. Most recently, he served as President & Chief Operating Officer of PartyLite, an affiliate of a portfolio company of The Carlyle Group. Over his 17 year tenure at Nu Skin Enterprises, Inc. (“Nu Skin”), Mr. Chard held various leadership roles, including Executive Vice President of Distributor Success and then President, Global Sales & Operations from 2006 to 2015. He served as President of Nu Skin Europe from 2004 to 2006 and in many other roles of increasing responsibility since he joined the company in 1998. Prior to Nu Skin, Mr. Chard held marketing leadership roles at PUR Recovery Engineering and The Pillsbury Company. He holds a Bachelor of Arts in Economics from Brigham Young University and received his Masters of Business Administration from the University of Minnesota.

“I am honored to succeed Mike as Medifast’s CEO and pleased to have his continued support and guidance,” said Chard. “With an experienced leadership team and dedicated Health Coaches, franchisees, business partners, customers, and employees, Medifast is well positioned to capitalize on numerous growth opportunities across its distribution channels both domestically and internationally. I look forward to continuing to build Medifast’s marketplace position, advancing the strong momentum we have in Take Shape For Life, investing strategically in the key initiatives, and maintaining operational excellence as we grow the business over the next several years.”

In connection with Mr. Chard’s appointment as Chief Executive Officer, the Compensation Committee of the Company’s Board of Directors approved a one-time sign-on equity award of (i) restricted shares with a $600,000 value on grant date that will vest one-third per year on each of the first, second, and third anniversaries of the grant date, and (ii) 210,000 deferred shares that will vest based upon the achievement of certain pre-established performance goals over a three year performance period (which may be extended by six months in certain circumstances), generally as follows: 70,000 would vest upon achievement of an average annual TSR of at least 15% at the end of three years or a stock price of $56.82; an additional 70,000 would vest upon achievement of an average annual TSR of at least 25% at the end of three years or a stock price of $72.96; and an additional 70,000 would vest upon achievement of an average annual TSR of at least 35% at the end of three years or a stock price of $91.91. The award was granted outside of the Company’s current equity compensation plan and is intended to qualify as an “employment inducement award” within the meaning of New York Stock Exchange Listing Rule 303A.08, which requires public announcement of inducement awards.

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About Medifast

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven provider of weight-loss and healthy living products and programs. Medifast aims to help customers lead a healthier lifestyle through a holistic approach to weight-loss and weight management, nutrition education and fitness. Medifast’s proven results are based on the use of structured meal plans featuring Medifast Meals, which are nutritionally designed to assist customers with successful weight-loss and weight management. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. The company also offers sports nutrition products under the brand Dual Fuel™ Nutrition that are formulated to provide athletes and active individuals with the right balance of carbohydrates and high quality protein for top performance. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

About Take Shape For Life:

Take Shape For Life is a thriving, vibrant community that is redefining the path to wellbeing and creating Optimal Health™ through a network of Independent Health Coaches, who provide support and personal encouragement to help Clients safely and effectively reach and sustain a healthy weight, and adopt habits for a lifetime of health. Within the Trilogy of Optimal Health, Take Shape For Life offers individuals an opportunity to create sustainable health in all areas of their lives – building a healthy body, developing a healthy mind, and generating healthy finances. Take Shape For Life provides Health Coaches with tools and support; an innovative and leading edge lifestyle program; training and knowledge; and best of all, a community of like-minded individuals working toward the common goal of getting America healthy. In 2015, Take Shape For Life, and its parent company Medifast were ranked in the top 20 of the Direct Selling Association's largest companies, and is a Code of Ethics member.

Forward Looking Statements

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast’s inability to attract and retain independent Health Coaches and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.